UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________
FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 15, 2017
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(419) 422-2121
(Former name or former address, if changed since last report.)
 _____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On December 15, 2017, MPLX LP (“MPLX”) entered into a Partnership Interests Restructuring Agreement  (the “Partnership Interests Restructuring Agreement”) with MPLX GP LLC (“MPLX GP”), the general partner of MPLX and a wholly owned subsidiary of Marathon Petroleum Corporation ("MPC"), pursuant to which the MPLX incentive distribution rights (“IDRs”) held by MPLX GP will be cancelled and the two percent general partner interest in MPLX held by MPLX GP will be converted into a non-economic general partner interest in MPLX in exchange for 275,000,000 MPLX common units to be issued to MPLX GP (together, the “GP/IDR Restructuring”).

Subject to the terms and conditions of the Partnership Interests Restructuring Agreement, simultaneously with the closing of the GP/IDR Restructuring, MPLX GP will amend and restate the Third Amended and Restated Agreement of Limited Partnership of MPLX, dated as of October 31, 2016, as amended, to reflect the GP/IDR Restructuring. Pursuant to the Partnership Interests Restructuring Agreement, MPLX GP has agreed to waive a portion of the fourth quarter 2017 distributions that would otherwise be payable on the MPLX common units issued to MPLX GP as part of the GP/IDR Restructuring to the extent such distributions are in excess of the amount of fourth quarter 2017 distributions MPLX GP would have received with respect to its two percent general partner interest and IDRs absent the GP/IDR Restructuring.

The Partnership Interests Restructuring Agreement contains representations, warranties and covenants considered customary for an agreement of this type. The closing of the GP/IDR Restructuring is expected to occur on February 1, 2018 subject to customary closing conditions and the closing of the contribution to MPLX of MPLX Refining Logistics LLC and MPLX Fuels Distribution LLC pursuant to the Membership Interests Contribution Agreement previously reported on a Current Report on Form 8-K filed by MPLX on November 13, 2017.

The foregoing description of the Partnership Interests Restructuring Agreement is not complete and is qualified in its entirety by reference to the full text of the Partnership Interests Restructuring Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The terms of the Partnership Interests Restructuring Agreement were approved on behalf of MPLX by the conflicts committee and the board of directors of MPLX GP. The conflicts committee, which is comprised of independent members of the board of directors of MPLX GP, retained independent legal and financial advisors to assist it in evaluating and negotiating the GP/IDR Restructuring.

Relationships

MPLX GP manages MPLX’s operations and activities through MPLX GP’s officers and directors. Certain individuals serve as officers and/or directors of MPC and MPLX GP. Prior to giving effect to the MPLX common units to be issued pursuant to the GP/IDR Restructuring, MPC indirectly owns 118,090,823 MPLX common units, representing approximately 29 percent of the MPLX common units issued and outstanding as of December 15, 2017. Through its ownership of MPLX GP, MPC also indirectly owns all of MPLX’s incentive distribution rights as well as 8,307,478 general partner units, representing a two percent general partner interest in MPLX GP.

Item 7.01	Regulation FD Disclosure.

The slide attached as Exhibit 99.1 to this Current Report on Form 8-K summarizes key aspects of the GP/IDR Restructuring.

The information provided in this Item 7.01 (including Exhibit 99.1) is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1	Partnership Interests Restructuring Agreement, dated as of December 15, 2017, among MPLX GP LLC and MPLX LP
99.1	Investor Slide

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: December 19, 2017	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Corporate Secretary and Chief Compliance Officer

Index to Exhibits

Exhibit Number	Description

10.1	Partnership Interests Restructuring Agreement, dated as of December 15, 2017, among MPLX GP LLC and MPLX LP
99.1	Investor Slide